QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

Principal Financial Officer Certification

        In connection with the annual report on Form 10-K of Staples, Inc. (the "Company") for the period ended January 31, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), the undersigned, John J. Mahoney, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

        (1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 10, 2009	/s/ JOHN J. MAHONEY John J. Mahoney Vice Chairman and Chief Financial Officer (Principal Financial Officer)

QuickLinks

  Exhibit 32.2